UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
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☒	Definitive Information Statement

RDE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RDE, INC.

1100 Woodfield Road, Suite 510

Schaumburg, IL 60173

(847) 506-9680

Notice of Action by Written Consent of Shareholders to be Effective October 28, 2024

Dear Stockholder:

RDE, Inc., a Delaware corporation. (the “Company”), hereby notifies our stockholders of record on September 18, 2024 that stockholders holding approximately 60% of the voting power have approved, by written consent in lieu of a special meeting dated September 5, 2024 the following proposal:

Proposal 1: To change the name of the Company to Giftify, Inc.

This Information Statement is first being mailed to our stockholders of record as of the close of business on October 28, 2024. The action contemplated herein will not be effective until October 28, 2024, a date which is at least 20 days after the date on which our definitive Information Statement is first mailed to our stockholders of record. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

The corporate action is taken by consent of the holders of a majority of the shares outstanding, and pursuant to Delaware law and the Company’s bylaws that permit holders of a majority of the voting power to take a stockholder action by written consent. Proxies are not being solicited because stockholders holding approximately 55% of the issued and outstanding voting capital stock of the Company hold more than enough shares to effect the proposed action and have voted in favor of the proposals contained herein.

Exhibit A Amendment to the Company’s Certificate of Incorporation

/s/ Ketan Thakker
President and CEO’
October 3, 2024

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RDE, INC.

1100 Woodfield Road, Suite 510

Schaumburg, IL 60173

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

General Information

This Information Statement is being furnished to the stockholders of RDE, Inc., a Delaware corporation (the “Company”), in connection with the adoption of an Amendment to our Certificate of Incorporation by written consent of our Board of Directors and the holders of a majority of our issued and outstanding voting securities in lieu of a special meeting. On September 4, 2024, our Board of Directors approved and, by written consent dated September 5, 2024, the holders of a majority of our common stock approved an amendment to our Certificate of Incorporation to change our name to Giftify, Inc. (the “Amendment”). The Amendment has been filed with the Delaware Secretary of State but will not become effective until October 28, 2024, a date which is at least 20 days after the date on which our definitive Information Statement is first mailed to our stockholders of record.

Voting Securities

As of the date of this Information Statement, our voting securities consist of our shares of our common stock, par value $0.001 per share (“Common Stock”) of which 25,930,051 shares are outstanding. Approval of the Amendment requires the affirmative consent of a majority of the shares of our Common Stock issued and outstanding at September 18, 2024 (the “Record Date”). The quorum necessary to conduct business of the stockholders consists of a majority of the Common Stock issued and outstanding as of the Record Date.

Stockholders who beneficially own approximately 60 % of the issued and outstanding shares of Common Stock are the “Consenting Stockholders.” The Consenting Stockholders have consented to the proposed action set forth herein and had and have the power to pass the proposed corporate action without the concurrence of any of our other stockholders.

The approval of this action by written consent is made possible by Section 228 of the Delaware General Corporation Law, which provides that the written consent of the holders of outstanding shares of Common Stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. To eliminate the costs involved in holding a special meeting, our Board of Directors elected to utilize the written consent of the holders of more than a majority of our voting securities.

This Information Statement will be mailed on or about October 7, 2024 to stockholders of record as of the Record Date and is being delivered to inform you of the corporate action described herein before such action takes effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters’ Right of Appraisal

The Delaware General Corporation Law does not provide for dissenter’s rights of appraisal in connection with the proposed action nor have we provided for appraisal rights in our Certificate of Incorporation or Bylaws.

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PROPOSAL 1 –

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

TO EFFECT A CHANGE OF NAME OF THE COMPANY

We have filed an Amendment to our Certificate of Incorporation to change our name from “RDE, Inc.” to “Giftify, Inc.” to reflect our broader focus on gift cards to consumers and companies following our merger with CardCash Exchange, Inc. that became effective on December 29, 2023.

Certificate of Incorporation and Bylaws

Other provisions of the Company’s Certificate of Incorporation and Bylaws may have the effect of deterring unsolicited attempts to acquire a controlling interest in the Company or impeding changes in our management. Preferred stock may be issued in the future in connection with acquisitions, financings or other matters, as the Board of Directors deems appropriate. In the event that we determine to issue any shares of preferred stock, a certificate of designation containing the rights, privileges, and limitations of this series of preferred stock will be filed with the Secretary of State of the State of Delaware. The effect of this preferred stock designation power is that our Board of Directors alone, subject to Federal securities laws, applicable blue sky laws, and Delaware law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control of the Company without further action by our stockholders, and may adversely affect the voting and other rights of the holders of 1our Common Stock.

Our Certificate of Incorporation does not provide our stockholders with cumulative voting rights.

Our Bylaws provide that the President of the Company shall call a special meeting of shareholder. whenever so requested in writing by a majority of directors or by shareholders representing not less than twenty-five (25%) percent of the total number of shares of the issued and outstanding capital stock entitled to vote at said meeting, but since our Certificate of Incorporation delegates to the Board of Directors the power to make, alter, amend, change, add to or repeal the Bylaws, this power might be used to defeat stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

We are not aware of any attempt to take control of the Company and are not presenting this proposal with the intent that it be utilized as a type of anti−takeover device. The proposal is being made at this time to make available a sufficient number of shares of Common Stock and Preferred Stock to meet the Company’s current potential obligations to issue Common Stock and to provide us with greater flexibility to issue shares for general corporate purposes that may be identified in the future.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of September 18, 2024, certain information concerning the beneficial ownership of Common Stock by (i) each person known by the company to be the owner of more than 5% of the outstanding Common Stock, (ii) each director, (iii) our executive officers, and (iv) all directors and executive officers as a group. In general, “beneficial ownership” includes those shares a director or executive officer has the power to vote or the power to transfer, and stock options and other rights to acquire Common Stock that are exercisable currently or become exercisable within 60 days. Except as indicated otherwise, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. The calculation of the percentage owned is based on 25,930,051 shares of Common Stock outstanding. The address of each of the beneficial owners below is c/o the Company unless otherwise stated.

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Common Stock
5% Stockholders
Eldridge Industries, LLC (1)	2,703,478	10.6%
Interactive Communications (2)	2,595,370	10.2%

Named Executive Officers and Directors
Ketan Thakker, Director and Chief Executive Officer (3)	2,684,208	10.6%
Elliot Bohm, Director, President of CardCash (4)	720,833	2.8%
Marc Ackerman, Chief Operating Officer, CardCash (5)	720,833	2.8%
Balazs Wellisch, Chief Technology Officer (6)	696 540	2.7%
Paul Danner III, Director	360,000	1.4%
Kevin Harrington, Director	360,000	1.4%
M. Scot Wingo, Director	360,500	1.4%

All executive officers and directors as a group (7 individuals)	3,089,585	20.5%

(1)	The address of the principal business office of Elkridge Industries, LLC is 600 Steamboat Road, Greenwich, CT 06830.Anthony Minella of Eldridge Industries, LLC has the authority to buy and sell securities.

(2)	The address of the principal business office of Interactive Communications is 250 Williams Street, Atlanta, GA 30303. Michael D. Gruenhut of Interactive Communications has the authority to buy and sell securities.

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(3)	Includes 2,549,252 shares owned, 133,334 vested but unissued restricted shares, and vested options to purchase 1,622 shares.

(4)	Includes 687,500 shares owned, and 33,333 vested but unissued restricted shares.

(5)	Includes 687,500 shares owned, and 33,333 vested but unissued restricted shares.

(5)	Includes 279,217 shares owned, and vested options to purchase 417,323 shares.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of its security holders. The Company undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered and provide instructions as to how a security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement.

Security holders sharing an address and receiving a single copy may request to receive a separate Information Statement at RDE, Inc., 1100 Woodfield Road, Suite 510 Schaumburg, IL 60173. Security holders sharing an address can request delivery of a single copy of the Information Statement if they are receiving multiple copies may also request to receive a separate Information Statement at 1100 Woodfield Road, Suite 510 Schaumburg, IL 60173, telephone: (847) 506-9680.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers, and persons who own more than ten percent (10%) of our outstanding Common Stock, file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by the SEC to furnish us with copies of all such reports they file. Specific due dates for such reports have been established by the SEC and we are required to disclose any failure to file reports by such dates. We believe that during the fiscal year ended December 31, 2023, all reports required to be filed pursuant to Section 16(a) were filed on a timely basis.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You June read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E, Washington, D.C. 20549. You June also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

We will provide, upon request and without charge, to each shareholder receiving this Information Statement a copy of our filings with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting RDE, Inc., at 1100 Woodfield Road, Suite 510 Schaumburg, IL 60173, telephone: (847) 506-9680..

Date: October 3, 2024	RDE, Inc.

By Order of the Board of Directors

	By:	/s/ Ketan Thakker
Ketan Thakker
President and CEO

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Exhibit A

AMENDMENT TO RDE’S CERTIFICATE OF INCORPORATION

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT TO

THE CERTIFICATE OF INCORPORATION

OF

RDE, INC.

RDE, Inc. (the “Corporation”), a Delaware corporation, does hereby certify that the following amendment to the Corporation’s Certificate of Incorporation to change Article First to change the name of the Corporation has been duly adopted in accordance with the provisions of Sections 228 and 242 of the Delaware General Corporation Law, as follows:

FIRST: Name: The name of the corporation is Giftify, Inc.

IN WITNESS WHEREOF, the Corporation has made the foregoing Amendment to the Certificate of Incorporation and the President has hereunto set his hand as of the 12th day of September, 2024.

RDE, INC.

By:	/s/ Ketan Thakker
Ketan Thakker, President and CEO

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